SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  JULY 2, 1999

                      PIRANHA INTERACTIVE PUBLISHING, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

       000-21909                                     86-0779928
(Commission File Number)                (I.R.S. Employer Identification No.)

1839 West Drake, Suite B, Tempe, Arizona                   85283
(Address of Principal Executive Offices)                (Zip Code)

                                  602-491-0500
              (Registrants Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

On July 9, 1999, Piranha Interactive Publishing, Inc. (the "Company") issued a news release announcing that it has ceased operations effective as of the close of business on Friday, July 2, 1999. The news release is filed as Exhibit 99.1 to this Form 8-K.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIRANHA INTERACTIVE PUBLISHING, INC.


/s/  Timothy M. Brannan                                           July 12, 1999
------------------------------------
Timothy M. Brannan
Chief Executive Officer

EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION

   99.1          July 9, 1999 Press Release.

                                                                    Exhibit 99.1
--------------------------------------------------------------------------------

           PIRANHA INTERACTIVE PUBLISHING, INC. TERMINATES OPERATIONS

--------------------------------------------------------------------------------


                              FOR IMMEDIATE RELEASE

(July 9, 1999) Tempe, Arizona - Piranha Interactive Publishing, Inc.

Piranha Interactive Publishing, Inc. announced today that it has ceased operations effective as of the close of business on Friday, July 2, 1999. The Company has been unable to generate sufficient cashflow from its operations to meet its expenses and has been unable to secure additional working capital. The Company's securities were delisted from the Nasdaq SmallCap market as of the close of business on June 23rd. The lack of an active market for Company's securities drastically limited the Company's ability to secure additional capital. The Company is in the process of liquidating all remaining assets and the proceeds will be distributed to creditors. The Company's liabilities are far in excess of its assets. The final distribution to creditors is expected to be de minimis.


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